SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 23, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 8                      Other Events

Item 8.01                      Other Events

On September 23, 2010, Tri-Valley Corporation reported an increase in the valuation of its total oil and gas reserves and resources as of July 1, 2010 for its 25% share of the Pleasant Valley oil sands project at Oxnard, California compared to a similar previous evaluation on September 30, 2009.  Based on a report from AJM Petroleum Consultants, independent petroleum engineers, Tri-Valley’s share of the Pleasant Valley project's total net proved, probable and possible reserves is 4.9 million barrels, and its share of net contingent resources (“best estimate” value) is 1.5 million barrels. Attached is a copy of a press release discussing the Pleasant Valley oil and gas reserves and contingent resources for 2010.

Section 9                      Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                      Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: September 23, 2010	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer